UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
12th Floor	10171
New York, NY	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2014, Genco Shipping & Trading Limited (the “Company”) and the other parties under that certain Loan Agreement, dated as of August 20, 2010, by and among the Company, the various lenders and other parties named therein, and Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee (the “$100 Million Term Loan Facility”), entered into a Limited Waiver of Default (the “Waiver Agreement”).  Under the Waiver Agreement, such lenders agreed to waive, subject to certain conditions, an Event of Default under the $100 Million Term Loan Facility resulting from the Company’s failure to make the scheduled semi-annual interest payment under its 5.00% Convertible Senior Notes due August 15, 2015 (the “Notes”), issued pursuant to an Indenture dated July 27, 2010 (as supplemented) between the Company and The Bank of New York Mellon, as trustee (the “Indenture”) on its due date of February 18, 2014.

A further description of the Waiver Agreement is set forth in Item 8.01 below, which description is incorporated into this Item 1.01 by reference.  The description of the Waiver Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Waiver Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.02	Results of Operations and Financial Condition.

The Company reported today that, as of December 31, 2013, the Company’s cash balance was approximately $74.7 million, excluding Baltic Trading’s cash.

Item 8.01	Other Events.

The Company did not make the scheduled semi-annual interest payment of approximately $3.1 million (the “Interest Payment”) due on February 18, 2014 (the “Payment Date”) under the Notes. However, under the terms of the Indenture, a failure to pay interest on the Payment Date does not constitute an Event of Default (as defined in the Indenture) unless such failure continues for a period of 30 days (the “Grace Period”).

Despite the Grace Period under the Indenture, the failure to make the Interest Payment on the Payment Date may constitute a default under the $100 Million Term Loan Facility.  Under the Waiver Agreement, the lenders under the $100 Million Term Loan Facility have agreed to waive, for a certain period of time and subject to certain conditions, the occurrence of an Event of Default thereunder as a result of the Company’s failure to make the Interest Payment on the Payment Date (and without regard to the Grace Period).  Such waiver expires upon the earliest of March 21, 2014, the occurrence of any Event of Default under the $100 Million Term Loan Facility other than the Event of Default being waived, and the failure of the Company or any of its subsidiaries who is a guarantor under such facility to observe any of its covenants or agreements under the Waiver Agreement.  In fulfillment of a condition to the waiver, the Company prepaid approximately $1.9 million of the principal amount under the facility that was due on March 31, 2014.

As a result of the continued weakness in charter rates and required payment of debt obligations of, and expenditures by, the Company, the Company is using the Grace Period to review its financing options and is currently considering various alternatives with respect to the restructuring of its capital structure.  In this connection, the Company is in discussions with representatives of its secured lenders and certain holders of the Notes concerning a potential restructuring of its indebtedness. The Company has retained Blackstone Advisory Partners L.P. as its financial advisor with respect to such potential restructuring.  The Company does not intend to provide updates or details of the restructuring discussions on an ongoing basis.  Given the ongoing restructuring discussions, the Company has not yet scheduled the release of its financial results for the year ended December 31, 2013.  Potential modifications to the Company’s capital structure include seeking additional liquidity through amendments or refinancings of existing indebtedness or waivers or extensions of obligations thereunder, conversion or exchange of debt into equity, additional offerings of debt or equity, vessel sales, the sale of all or a portion of the Company’s business, and/or commencing a voluntary proceeding to reorganize under Chapter 11 of the Bankruptcy Code.

Any such restructuring is not anticipated to affect the Company’s subsidiary, Baltic Trading Limited, which operates as a separate business under the leadership of its own board of directors and with its own financing commitments and relationships.

The Company continues to monitor working capital availability and capital resources, and its ability to maintain working capital and capital resources will have a material impact on the ultimate resolution of the Company’s current liquidity situation, its ability to meet its debt obligations and the timing of any potential actions in response to the situation. There can be no assurance that the Company will be able to successfully resolve its current liquidity situation, that the Company will receive any additional funding from any party, or that the Company will be able to reach agreement with its various secured lenders and other creditors on a consensual restructuring of its capital structure. If procured, modified or additional financing may subject the Company’s current shareholders to substantial additional dilution of their ownership interests in the Company. Investors are cautioned that they could lose some or all of their investment in the event of a restructuring of the Company, including with respect to a voluntary proceeding to reorganize under Chapter 11 of the U.S. Bankruptcy Code.  In addition, although the Company would seek to mitigate the adverse impact of a voluntary proceeding under Chapter 11 of the U.S. Bankruptcy Code on the Company’s relationships with customers or vendors, there can be no assurance that any such proceeding would not have such an impact.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the important factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are changes to the Company’s liquidity position, the results of discussions with the Company’s lenders and other creditors, and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports on Form 10-Q and Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Limited Waiver of Default, by and among the Company, the various lenders and other parties named therein, and Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee, dated as of February 18, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: February 19, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description

10.1	.
Limited Waiver of Default, by and among the Company, the various lenders and other parties named therein, and Crédit Agricole Corporate and Investment Bank, as Agent and Security Trustee, dated as of February 18, 2014.